Exhibit 10.8

2024 PPIH Long-Term Incentive Program

Restricted Stock Unit and Performance Award Grant

Restricted Stock Unit and Performance Award Agreement
under the
2024 Omnibus Stock Incentive Plan

Grantee:

No. of Restricted Stock Units:

This Agreement (the “Agreement”) evidences the award of (i) XXXX restricted stock units of Common Stock (each, a “RSU” and, collectively, the “RSUs”) subject to a vesting schedule, and (ii) a performance award (the “Performance Award”) relating to the performance period of the Company’s fiscal years 2024-2026 (the “Performance Period”) with a target dollar amount of XXXXX (the “Target Amount”), that Perma-Pipe International Holdings, Inc., a Delaware corporation (the “Company”), has granted to you, XXXXX, effective as of XXXXX (the “Grant Date”), pursuant to the 2024 Omnibus Stock Incentive Plan (the “Plan”) and conditioned upon your agreement to the terms described below.  All of the provisions of the Plan are expressly incorporated into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.

Terminology.  Unless otherwise provided in this Agreement, capitalized words used herein are defined in the Glossary at the end of this Agreement, or, if no definition is provided in this Agreement or the Glossary, such capitalized words shall have the same definitions as in the Plan.

2.	Vesting of Restricted Stock Units.
a.	All of the RSUs are nonvested and forfeitable as of the Grant Date.

b.	So long as your Service is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur,
■	XXXXX of the RSUs will vest and become nonforfeitable on XXXXX, 2025 (the “First Vesting Date”),
■	XXXXX of the RSUs will vest and become nonforfeitable on XXXXX, 2026 (the “Second Vesting Date”),
■	XXXXX of the RSUs will vest and become nonforfeitable on XXXXX, 2027 (the “Third Vesting Date” and, together with the First Vesting Date and the Second Vesting Date, the “Vesting Dates”).

c.

Notwithstanding Section 2(b), one hundred percent of the RSUs will become vested and nonforfeitable as of immediately before and contingent upon the occurrence of a Change in Control, so long as your Service is continuous from the Grant Date, through the date of the Change in Control.  In addition, if you are in Retirement (as defined below) then, upon a Change in Control, any RSUs that had remained eligible for vesting following your Retirement, but that have not yet become vested, shall be vested and nonforfeitable as of immediately before and contingent upon the occurrence of such Change in Control.  “Retirement” shall mean the effective date of your resignation or other termination of employment after your attainment of age 55 and at least 5 years of service (or such shorter period of service as may be determined by the Administrator); provided that, for a resignation to be treated as a Retirement, you must provide at least 6 months’ advance written notice of such Retirement to the Company, and, for the avoidance of doubt, your Retirement will be effective upon your actual retirement date rather than upon the date of such notice. You will continue working diligently to satisfy our business obligations as well as assist the Company during a transition.  The treatment of the RSUs upon Retirement is intended to recognize your contributions to the Company prior to your Retirement and it is not intended to apply if you will continue working in the Company’s industry following your Retirement.  Therefore, as a condition of receiving the award set forth in this Agreement under the conditions of Retirement, you will be required to enter into and comply with an extension of your current Confidentiality Agreement and Non-Solicitation/Non-Competition Agreement term for three years following the effective date of your retirement.

3.

Terms of Performance Award.  The Performance Award entitles you, subject to Section 4 and the other terms and conditions of this Agreement, to receive (a) a cash payment equal to one-third of eighty percent of the Target Amount (the “Threshold Amount”) on  each Vesting Date (each, an “Annual Payment”) and (b) an additional cash amount, payable on the Third Vesting Date equal to (i) the excess, if any, of the percentage of the Target Amount indicated below corresponding to the actual achievement of the performance goals set forth below (the “Performance Goals”) during the Performance Period over (ii) the sum of the Annual Payments.  The additional amount payable shall be interpolated for performance between the specified levels and the sum of the Annual Payments shall not be less than eighty percent of the Target Amount.  The Performance Goals and corresponding percentages of the Target Amount are the following:

Fiscal Years	Net Income Threshold $ (Payout = 80% of Target Amount)	Net Income Target (Payout = 100% of Target Amount)	Net Income Maximum (Payout = 150% of Target Amount)
2024-2026	XXXXX	XXXXX	XXXX

The Performance Goals and the Company’s achievement of the Performance Goals shall be calculated by the Company in its sole and absolute discretion.  Notwithstanding the foregoing, the Performance Award will be deemed earned and shall be paid as of immediately before and contingent upon the occurrence of a Change in Control, at the level indicated in the most recent forecast prepared by the Company, so long as your Service is continuous from the Grant Date through the date of the Change in Control.  In addition, if you are in Retirement, then, upon a Change in Control, any portion of the Performance Award that had remained eligible to be paid following your Retirement, but that has not yet been paid, shall be paid as of immediately before and contingent upon the occurrence of such Change in Control in an amount based on the performance level indicated in the most recent forecast prepared by the Company.

4.	Effect of Termination of Employment or Service.
a.

If your Service ceases by reason of your permanent disability (as defined in Section 22(e)(3) of the Code), then the RSUs that would have vested on the schedule set forth in Section 2(b), and the portion of the Performance Award that would have been paid on the schedule set forth in Section 3, if your Service had continued through the one-year anniversary of your date of disability shall, in the case of the RSUs, become nonforfeitable and shall be released to you on the date such RSUs would have vested as set forth in Section 2(b), and in the case of the Performance Award, be paid to you on the date such amount would have been paid as set forth in Section 3,  if your Service had been continuous through the one year anniversary of your date of disability, and any RSUs or portion of your Performance Award that do not vest in accordance with this subsection shall be forfeited; provided, however, if the Company (or an Affiliate) reasonably determines following your termination due to disability that you could have been terminated for Cause had all the facts been known to the Company (or an Affiliate) at the time of your disability, then you shall forfeit all rights with respect to any unvested RSUs and any unpaid Performance Award.

b.	If your Service ceases by reason of your Retirement, by reason of your termination without Cause when you had met the age and service requirements for Retirement or by reason of your death, then:
i.

If your RSUs and Performance Award were granted prior to the 12-month period ending on the effective date of your Retirement or death, (A) one hundred percent of the RSUs will continue to vest and become nonforfeitable as set forth in Section 2(b), and (B) your Performance Award will be paid as set forth in Section 3, as though your Service was continuous, or

ii.

If your RSUs and Performance Award were granted in the 12-month period ending on the effective date of your Retirement or death, a pro rata amount of the first tranche of your RSUs and your Performance Award (based on the number of days between the grant date and your Retirement divided by 365) respectively will continue to vest and become nonforfeitable as follows: (A) In the case of your RSUs as set forth in Section 2(b), and (B) In the case of your Performance Award as set forth in Section 3.

Any portion of the Award that does not remain eligible for continued vesting or to be deemed earned upon the cessation of your Service shall be immediately forfeited.  If you die following your separation under this Section 4(b), then your estate will receive any RSUs and Performance Awards that would have continued to vest in accordance with the foregoing.

c.	Notwithstanding the foregoing, if:
i.

You work in the Company’s industry or with a competitor of the Company (in each case as determined by the Company in its sole and absolute discretion) during the three years following the effective date of your Retirement or

(ii) The Company (or an Affiliate) reasonably determines following your Retirement that you could have been terminated for Cause had all the facts been known to the Company (or an Affiliate) at the time of your Retirement, then you shall forfeit any unearned RSUs and unpaid Performance Award amounts and be required to repay in cash the gross amount of any RSUs that vested or Performance Award amounts that were paid to you under this Agreement in connection with or following the effective date of your Retirement.

In the case of RSUs, the amount required to be repaid shall be the Fair Market Value of such RSUs at the time such RSUs became vested and nonforfeitable, provided that you may, rather than paying cash, repay a number of shares of Common Stock equal to the number of RSUs that became vested and nonforfeitable.

d.

If your Service ceases for any reason except as otherwise specified above, all RSUs that are not then vested, and any portion of your Performance Award that has not been earned, will be immediately forfeited by you.  Except as otherwise specified above, unless otherwise determined by the Administrator in its sole discretion, none of the RSUs, and no portion of the Performance Award, will vest after your Service ceases.

5.	Restrictions on Transfer.
a.

Prior to vesting, your RSUs may not be sold, assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process, Any attempt to transfer your RSUs that is in violation of this Section 5(a) shall be wholly ineffective and, if any such attempt is made, the Company may cause you to immediately forfeit any unvested RSUs without any payment or consideration by the Company. The Company is authorized to take appropriate measures to prevent any such transfer, including, but not limited to, having its Transfer Agent hold all unvested shares in a designated nominee account until vesting and maintaining stop transfer instructions in regard to such RSUs, or placing appropriate legends on any certificates that are issued with respect to the RSUs.

b.	You hereby represent and warrant to the Company as follows:
i.

You will hold any Shares received under this Agreement for your own account for investment only and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act.

ii.

You understand that the Company may, in its discretion, continue to impose restrictions on the sale, pledge or other transfer of your Shares after they vest (including the placement of appropriate legends on stock certificates and the issue of stop transfer instructions to the Company’s Transfer Agents) if, in the judgment of the Company, such restrictions are necessary or desirable to comply with the Securities Act, the securities laws of any State or any other law.

iii.	You are aware that your investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.

c.

Any attempt to dispose of the Shares received under this Agreement in contravention of the restrictions set forth in this Section 5 shall be null and void and without effect.  The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of the Shares, or otherwise accord voting, dividend, or liquidation rights to any transferee to whom the Shares have been transferred in contravention of this Agreement.

6.

Stockholder Rights.  You are considered the record owner of the RSUs immediately upon the Grant Date; however, you shall not be entitled to vote such Shares and you shall authorize and, by this Agreement, provide an irrevocable proxy coupled with an interest to the Company to vote such shares in its discretion until they are vested. Any cash dividends will accrue and be paid to you at the same time, and to the same extent, that the RSUs vest, and any dividends paid in Shares or other securities shall be subject to the same vesting schedule, risk of forfeiture, and restrictions on transferability as the RSUs with respect to which they were paid.  For clarity, if you forfeit any RSUs, then you will also forfeit any dividends or other distributions paid with respect to such RSUs.

7.	Tax Withholding.
a.

You hereby agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the grant, vesting or other event relating to the RSUs or in connection with the grant, vesting, earning or payment of the Performance Award.  To enable the satisfaction of your tax withholding obligations with respect to the RSUs through the delivery of proceeds from the sale of Shares that are issued under this Agreement on the market, you should execute Exhibit A to this Agreement and return it to the Company by the deadline set forth therein; provided that such sale of Shares shall occur only if the Company or its Affiliates do not satisfy applicable tax withholding obligations by withholding the issuance or delivery of Shares hereunder.  If you have not timely executed Exhibit A to this Agreement, then you shall, immediately upon notification of the amount of withholding taxes due, if any, in connection with the RSUs, pay to the Company in cash or by check the amount necessary to satisfy any withholding obligations.  The Company (and its Affiliates) shall also have the right to deduct from any compensation or any other payment of any kind due you (including withholding the issuance or delivery of Shares hereunder) the amount of any federal, state, local or foreign taxes required by law to be withheld in connection with this Agreement; provided, however, that the value of the Shares withheld or redeemed for taxes may not exceed the maximum statutory rate associated with the transaction with respect to which Shares are being withheld or redeemed to the extent necessary for the Company to avoid an accounting charge.

b.

You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the tax consequences of this Award.  You may not rely on the Company, its Affiliates, or any of their officers, directors or employees for tax or legal advice regarding this Award.  You acknowledge that you have sought tax and legal advice from your own advisors regarding this Award or have voluntarily and knowingly foregone such consultation.

8.	Adjustments for Corporate Transactions and Other Events.
a.

Stock Dividend, Stock Split and Reverse Stock Split.  Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of outstanding RSUs shall, without further action of the Administrator, be adjusted to reflect such event.  The Administrator shall make adjustments, in its discretion, to address the treatment of fractional RSUs with respect to the Award as a result of the stock dividend, stock split or reverse stock split; provided that such adjustments do not result in the issuance of fractional Shares.  Adjustments under this Section 8 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

b.

Non-Change in Control Transactions.  Upon any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator shall make any adjustments with respect to the Award as the Administrator determines to be appropriate and equitable.  The Administrator’s determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

c.

Unusual or Nonrecurring Events.  The Administrator shall make, in its discretion, adjustments in the terms and conditions of, and the criteria included in, the Award in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  The Administrator may make, in its discretion, adjustments in the terms and conditions of, and the criteria included in, the Performance Award in recognition of unusual, unanticipated or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

d.

Binding Nature of Agreement.  The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the RSUs, to the same extent as the RSUs with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event, except as otherwise determined by the Administrator.  If the RSUs are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) received upon such conversion, exchange or distribution in the same manner and to the same extent as the RSUs.

9.

Non-Guarantee of Employment or Service Relationship.  Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company (or an Affiliate), nor be construed as a contract of employment or service relationship between the Company (or an Affiliate) and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company (or an Affiliate) for any period of time, or as a limitation of the right of the Company (or an Affiliate) to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any RSUs or all or any portion of the Performance Award or any other adverse effect on your interests under the Plan.

10.

The Company’s Rights.  The existence of this Award or the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11.

Notices.  All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

12.

Entire Agreement.  This Agreement contains the entire agreement between the parties with respect to the RSUs and the Performance Award granted hereunder.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the RSUs or the Performance Award granted hereunder shall be void and ineffective for all purposes. In the event a court of competent jurisdiction deems any provision hereof to be unreasonable, void, or unenforceable, such provision(s) shall be deemed severed from the remainder of the Agreement, which shall continue in all other respects to be valid and enforceable.  It is the intent of the parties that any such provision(s) of this Agreement declared void, unreasonable, or unenforceable shall be deemed by a court of competent jurisdiction revised to the minimum amount necessary in order to be valid and enforceable.

13.

Amendment.  This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that  this Agreement may not be modified in a manner that would have a material adverse effect on your rights with respect to the RSUs or the Performance Award as determined in the discretion of the Administrator, except as otherwise provided in (a) Section 8 of this Agreement, (b) the Plan or (c) a written document signed by each of the parties hereto.

14.

Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.  A copy of the Plan is provided to you with this Agreement.

15.

Governing Law.  The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.  As a condition of this Agreement, you agree that you will not bring any action arising under, as a result of, pursuant to or relating to, this Agreement in any court other than a federal or state court in the districts which include Niles, Illinois, and you hereby agree and submit to the personal jurisdiction of any federal court located in the district which includes Niles, Illinois or any state court in the district which includes Niles, Illinois.  You further agree that you will not deny or attempt to defeat such personal jurisdiction or object to venue by motion or other request for leave from any such court.

16.

Resolution of Disputes.  Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby.  You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator.  You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

17.	Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

18.

Counterparts.  This Agreement may be executed in multiple counterparts, each of which is deemed to be an original, but all of which taken together constitute one and the same Agreement and shall become effective when all counterparts have been executed by each of the parties hereto and delivered to the other.  Facsimile and other electronic transmissions (including in portable document format) of any originally executed document (including this Agreement) shall be deemed to be the same as a delivered, executed original.

19.

Electronic Delivery of Documents.  By your signing this Agreement, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the RSUs and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

20.

No Future Entitlement.  By your signing this Agreement, you acknowledge and agree that:  (i) the grant of the RSUs and the Performance Award is a one-time benefit which does not create any contractual or other right to receive future grants of stock, or compensation in lieu of stock grants, even if stock grants have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when stock grants shall be granted, the maximum number of Shares subject to each stock grant, and the times or conditions under which restrictions on such stock grants shall lapse, will be at the sole discretion of the Administrator; (iii) the value of this stock grant is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (iv) the value of this stock grant is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of RSUs ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; (vi) the Company does not guarantee any future value of these RSUs; and (vii) no claim or entitlement to compensation or damages arises if these RSUs do not increase in value and you irrevocably release the Company from any such claim that does arise.

21.

Personal Data.  For purposes of the implementation, administration and management of this Award or the effectuation of any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or other similar corporate transaction involving the Company (a “Corporate Transaction”), you consent, by execution of this Agreement, to the collection, receipt, use, retention and transfer, in electronic or other form, of your personal data by and among the Company and its third party vendors or any potential party to a potential Corporate Transaction.  You understand that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and Shares awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the stock grant or the effectuation of a Corporate Transaction and you expressly authorize such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s).  You understand that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country.  You understand that data will be held only as long as is necessary to implement, administer and manage the stock grant or effect a Corporate Transaction.  You understand that you may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary.  You understand, however, that refusing or withdrawing your consent may affect your ability to accept a stock grant.

22.

Consideration for Shares.  To ensure compliance with applicable state corporate law, the Company may require you to furnish consideration in the form of cash or cash equivalents equal to the par value of the Shares issued to you hereunder, and you hereby authorize the Company to withhold such amount from remuneration otherwise due you from the Company.

23.

Recoupment. The RSUs and the Performance Award are subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy or practice otherwise required by applicable law.

GLOSSARY

a.	“Administrator” means the Board of Directors of Perma-Pipe International Holdings, Inc. and/or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan.

b.

“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with the Company (including but not limited to joint ventures, limited liability companies and partnerships).  For this purpose, “control” shall mean ownership of 25% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

c.

“Cause” means termination in whole or substantial part, for gross negligence or willful misconduct in the execution of your duties, for conviction of, or entry of a plea of guilty or nolo contendere to, any felony or any act of fraud, embezzlement, misappropriation, or a crime involving moral turpitude, or for commission of any act which causes or may reasonably be expected to cause substantial damage to the Company.

d.	“Company” means Perma-Pipe International Holdings, Inc.

e.	“Securities Act” means the Securities Act of 1933, as amended.

f.

“Service” means your employment or other service relationship with the Company and its Affiliates.  Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not Perma-Pipe International Holdings, Inc. or its successor, or an Affiliate of Perma-Pipe International Holdings, Inc. or its successor.

g.

“You”; “Your”; “Employee”, means the recipient of this Award as reflected in the first paragraph of this Agreement.  Whenever the word “Employee”, “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the RSUs or this Award may be transferred by will or by the laws of descent and distribution, the words “Employee”, “you” and “your” shall be deemed to include such person.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

Perma-Pipe International Holdings, Inc. By: David Mansfield Date: XXXXXXX

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.  The undersigned also consents to electronic delivery of all notices or other information with respect to this Award or the Company.

WITNESS:	GRANTEE Date:

Exhibit A

Standing Order Election

By executing this Irrevocable Standing Order Election (this “Standing Order”), I wish to notify the Company of my election to satisfy any withholding taxes due in connection with each and every vesting date for the RSUs by applying proceeds from a market sale of Company securities issuable as a result of such vesting date, except to the extent the Company satisfies such withholding taxes by withholding Company securities otherwise issuable as a result of such vesting date.  I understand that if I do not execute this Standing Order, then the Company will require that I pay my withholding obligations by cash or check, or the Company will deduct the amount of any withholding obligations from other payments due to me.

IMPORTANT NOTES:

●         You may not enter into this Standing Order if you are in possession of material non-public information. If you are in possession of material non-public information, then you must wait to complete this Standing Order until such time as you no longer possess material non-public information.

●        No sales may be made pursuant to this Standing Order for 30 calendar days following its execution.  To ensure that you can satisfy your withholding obligations by selling Shares in the market, you should return this form to the Company as soon as possible, but in no event later than 30 days before the first vesting date of your RSUs listed in the Agreement.

By signing below, I understand that I am agreeing to the following provisions:

1.

I am executing this Standing Order to authorize the Company and any broker the Company designates (the “Broker”) to take the actions described in this Paragraph 1. I authorize the Company to transfer any Shares issued to me in connection with my award of RSUs to the Broker to be held in an account for my benefit (the “Brokerage Account”), and I irrevocably authorize the Broker to sell, at the market price and on the date the RSUs vest for tax purposes (or, if all or a portion of the sale cannot be completed on such date because of insufficient demand or a market disruption, then on the next following business day on which the sale can be made) the number of Shares necessary to obtain proceeds sufficient to satisfy the amount of any withholding obligations associated with my RSUs indicated by the Company to the Broker. I understand and agree that the number of Shares that the Broker will sell will be based on the Company’s estimate (or Broker’s estimate if it provides such service) of the Shares required to satisfy the withholding obligations, using the closing price of a Share of the Company’s common stock on the trading day immediately prior to the vesting date (or such other date as any withholding obligations become due). I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Standing Order.

2.

I agree that the proceeds received from the sale of Shares pursuant to Paragraph 1 will be used to satisfy any withholding obligations associated with my RSUs and, accordingly, I hereby authorize the Broker to pay such proceeds to the Company for such purpose. I understand that, to the extent that the proceeds obtained by such sale exceed the amount necessary to satisfy the withholding obligations, such excess proceeds shall be deposited into the Brokerage Account and, if a shortfall occurs, the Broker may sell additional Shares held in my Brokerage Account, the Company may deduct any remaining withholding obligations from any compensation or other payment of any kind due to me, or the Company may require that I pay any remaining withholding obligations to by cash or check. I further understand that any Shares that are not sold to satisfy withholding obligations will remain deposited in the Brokerage Account.

3.

I have reviewed with my own tax advisors the federal, state, local and foreign tax consequences of this grant and the actions contemplated by the Agreement and this Standing Order. I am relying solely on such advisors and not on any statements or representations of the Company or any of its agents. I understand that I (and not the Company) will be responsible for my own tax liability that may arise as a result of this Standing Order.

4.

I represent to the Company that, as of the date hereof, (i) I am not aware of any material nonpublic information about the Company or its Common Stock, (ii) the Company is not in a black out period (as defined in the Company’s Insider Trading Policy), (iii) sales will not be commenced within 30 calendar days of adoption of this Standing Order, (iv) I am not subject to any legal, regulatory or contractual restriction or undertaking that would prevent the sales of Shares contemplated by this Standing Order, and (v) I am entering into this Standing Order in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. The Company and I have structured this Agreement to comply with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934, as amended, under Rule 10b5-1(c)(1) issued under such Act, and this Standing Order shall be interpreted to comply with such requirements.

IN WITNESS WHEREOF, the parties hereto have executed this Standing Order as of the last date indicated below.

Date: XXXXX	Perma-Pipe International Holdings, Inc. By:

Date:	GRANTEE